UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 22, 2026

Addentax Group Corp.

(Exact name of registrant as specified in its charter)

Nevada	001-41478	35-2521028
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Kingkey 100, Block A, Room 4805, Luohu District, Shenzhen City, China	518000
(Address of principal executive offices)	(Zip Code)

+(86) 755 86961 405

(Registrant’s telephone number, including area code)

N/A

(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ATXG	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Amendment No. 1 on Form 8-K/A (this “Amendment”) amends the Current Report on Form 8-K filed by Addentax Group Corp. (the “Company”) with the U.S. Securities and Exchange Commission on April 28, 2026 (the “Original Form 8-K”). This Amendment is being filed solely to correct a typographical error in the Share Exchange Agreement previously filed as Exhibit 10.1 to the Original Form 8-K. The Share Exchange Agreement inadvertently stated that Ms. Or Shan Shan held 14,670,000 shares of Time Is Loan Limited. The correct number is 14,680,000 shares. A corrected copy of the Share Exchange Agreement is filed as Exhibit 10.1 to this Amendment and supersedes and replaces in its entirety the version previously filed as Exhibit 10.1 to the Original Form 8-K. The corrected Share Exchange Agreement filed herewith also supersedes and replaces the Share Exchange Agreement incorporated by reference as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on May 18, 2026.

Except as expressly set forth herein, this Amendment does not amend any other information previously filed in the Original Form 8-K.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.
10.1	Share Exchange Agreement dated April 22, 2026 by and among the Company, Yingxi Industrial Chain Investment Co., Ltd, Time Is Loan Limited and OR Shan Shan
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Addentax Group Corp.

Date: August 12, 2026	By:	/s/ Hong Zhida
Hong Zhida
Chief Executive Officer